Annual Report
for John Hancock Variable Series Trust I
December 31, 2003

                               [LOGO] John Hancock

--------------------------------------------------------------------------------
Not FDIC Insured               Not Bank Guaranteed                May Lose Value
--------------------------------------------------------------------------------
Not a Deposit       Not Insured by Any Federal Government Agency
--------------------------------------------------------------------------------

                                                      Inception: August 31, 1999
--------------------------------------------------------------------------------
Large Cap Value Core(SM) Fund
Goldman Sachs Asset Management, L.P.                          Brown/Jones/Pinter
--------------------------------------------------------------------------------

..    In 2003, the Fund returned 28.86%, underperforming its benchmark, the
     Russell 1000 Value Index.
..    The Fund underperformed its benchmark due to sector allocation exposures and modestly unfavorable stock selection. Stock selection detracted especially within the industrial, information technology and financial sectors among others.
..    The CORE themes (Momentum, Valuation, Profitability, Earnings Quality,
     Analyst Sentiment and Management Impact) had mixed results for the year, but contributed positively overall. Valuation was the biggest positive contributor to excess returns for the year, as inexpensive companies outperformed their more richly valued counterparts. Profitability also helped boost relative returns, while Momentum detracted.
..    Positive absolute performance was driven mainly by strong returns in the top-weighted Financials sector.
..    The Fund seeks to maintain size and sector weightings similar to its benchmark. The manager seeks to add value versus the Russell 1000 Value Index by overweighting stocks that are more likely to beat the benchmark, while underweighting stocks that are believed to lag the Index.
..    The manager employs a CORE approach -- computer optimized, research enhanced -- using quantitative techniques to identify cheap stocks with good momentum, companies about which fundamental research analysts are becoming more positive, and that have strong profit margins and sustainable earnings that employ their capital to enhance shareholder value.

                                     [CHART]

                                   Line Chart

                             Historical Fund Return

$10,000
Investment made 8/31/99
(Fund Inception Date)

             Large Cap Value CORE(SM) Fund   Russell 1000(R) Value Index
             -----------------------------   ---------------------------
 8/31/1999             $10,000.00                     $10,000.00
 9/30/1999               9,710.99                       9,650.00
10/31/1999              10,331.58                      10,205.84
11/30/1999              10,222.01                      10,126.23
12/31/1999              10,357.99                      10,174.84
 1/31/2000               9,966.70                       9,843.14
 2/29/2000               9,306.14                       9,111.80
 3/31/2000              10,353.69                      10,223.43
 4/30/2000              10,235.53                      10,104.84
 5/31/2000              10,315.02                      10,210.94
 6/30/2000               9,925.40                       9,744.30
 7/31/2000              10,094.18                       9,866.11
 8/31/2000              10,735.04                      10,414.66
 9/30/2000              10,780.50                      10,510.48
10/31/2000              10,929.67                      10,769.04
11/30/2000              10,420.97                      10,369.50
12/31/2000              10,888.02                      10,889.02
 1/31/2001              10,869.92                      10,931.48
 2/28/2001              10,559.13                      10,627.59
 3/31/2001              10,161.18                      10,252.43
 4/30/2001              10,769.26                      10,754.80
 5/31/2001              11,024.65                      10,996.79
 6/30/2001              10,815.74                      10,752.66
 7/31/2001              10,813.92                      10,730.08
 8/31/2001              10,328.29                      10,299.80
 9/30/2001               9,640.82                       9,574.70
10/31/2001               9,619.47                       9,492.35
11/30/2001              10,113.73                      10,043.86
12/31/2001              10,370.41                      10,279.89
 1/31/2002              10,224.94                      10,200.73
 2/28/2002              10,176.05                      10,217.06
 3/31/2002              10,651.28                      10,700.32
 4/30/2002              10,357.76                      10,333.30
 5/31/2002              10,304.85                      10,384.97
 6/30/2002               9,615.15                       9,788.87
 7/31/2002               8,672.71                       8,878.51
 8/31/2002               8,841.46                       8,945.98
 9/30/2002               7,947.30                       7,951.19
10/31/2002               8,451.42                       8,540.37
11/30/2002               8,804.20                       9,078.42
12/31/2002               8,482.15                       8,684.41
 1/31/2003               8,251.25                       8,474.25
 2/28/2003               8,045.22                       8,247.99
 3/31/2003               8,091.91                       8,262.01
 4/30/2003               8,680.27                       8,989.07
 5/31/2003               9,190.37                       9,569.76
 6/30/2003               9,305.10                       9,689.38
 7/31/2003               9,467.35                       9,833.75
 8/31/2003               9,688.33                       9,987.16
 9/30/2003               9,596.38                       9,889.28
10/31/2003              10,144.78                      10,494.51
11/30/2003              10,330.15                      10,637.23
12/31/2003              10,930.14                      11,292.49

Value on 12/31/03:
------------------
$10,930 Large Cap Value CORE(SM) Fund
$11,292 Russell 1000(R) Value Index

MORNINGSTAR
CATEGORY+:

.. Large Value

MORNINGSTAR
RISK+:

.. Below Average (VL/VUL)

.. Below Average (VA)

MORNINGSTAR
RATING+:

.. **** (VL/VUL)

.. *** (VA)

TOP TEN HOLDINGS (as of December 31, 2003)

                              % of
                             assets
                             ------
Exxon Mobil Corp.             4.2%
Citigroup, Inc.               3.7%
Bank of America Corp.         3.1%
JP Morgan Chase & Co.         2.4%
Time Warner, Inc.             2.2%
Wachovia Corp.                2.0%
BellSouth Corp.               1.9%
Viacom, Inc.                  1.8%
General Motors Corp.          1.5%
Prudential Financial, Inc.    1.4%

AVERAGE ANNUAL TOTAL RETURNS*

                                 Large Cap        Russell 1000(R)
                            Value CORE(SM) Fund      Value Index
                            -------------------   -----------------
1 Year                             28.86%               30.03%
3 Years                             0.13                 1.22
Since Inception (8/31/99)           2.07                 2.84

SECTOR/INDUSTRY ALLOCATION (as of December 31, 2003)

                              % of
                             assets
                             ------
Financials                   35.56%
Consumer Discretionary       15.37%
Energy                       11.55%
Information Technology        7.40%
Consumer Staples              7.15%
Telecommunication Services    6.81%
Healthcare                    5.07%
Utilities                     4.53%
Materials                     3.35%
Industrials                   3.22%

* Total returns are for the period ended December 31, 2003. Returns represent past performance, assume reinvestment of all distributions and are not indicative of future performance. Investment returns and principal value of fund shares will fluctuate so that shares, when redeemed, may be worth more or less than their original cost. The performance of the fund on this page is reported net of Trust level charges (i.e. investment management fees and operating expenses). It does not reflect expense and charges of the applicable separate accounts and variable products, all of which vary to a considerable extent and are described in your product prospectus. Performance would be lower if expenses and charges of the separate accounts and products were reflected.
+ Source: MorningStar, Inc. Data as of 12/31/03. VL represents Variable Life subaccounts, VUL represents Variable Universal Life subaccounts and VA represents Variable Annuity subaccounts Hancock VL/VUL subaccounts were rated against 538 VL/VUL subaccounts and 1,013 VA subaccounts in the Morningstar Large Value category. This represents the Morningstar 3 year rating.

STATEMENT OF ASSETS AND LIABILITIES
JOHN HANCOCK VARIABLE SERIES TRUST I

December 31, 2003
--------------------------------------------------------------------------------
(000's Omitted)

ASSETS
Long term investments at cost .......................................   $46,628
Net unrealized appreciation of investments ..........................     6,036
Short-term investments at value .....................................       300
                                                                        -------
      Total investments .............................................    52,964
Cash ................................................................        12
Receivable for:
   Dividends ........................................................        66
   Futures contracts variation margin ...............................         1
                                                                        -------
Total assets ........................................................    53,043
                                                                        -------
LIABILITIES
Payables for:
   Fund shares purchased ............................................         6
   Other liabilities ................................................         3
                                                                        -------
Total liabilities ...................................................         9
                                                                        -------
Net assets ..........................................................   $53,034
                                                                        =======
Shares of beneficial interest outstanding ...........................     5,435
                                                                        -------
Net asset value per share ...........................................   $  9.76
                                                                        =======
Composition of net assets:
   Capital paid-in ..................................................   $53,788
   Accumulated net realized loss on investments,
      futures and foreign currency transactions .....................    (6,791)
   Net unrealized appreciation of:
      Investments ...................................................     6,036
      Futures                                                                 1
                                                                        -------
Net assets ..........................................................   $53,034
                                                                        =======

STATEMENT OF OPERATIONS
JOHN HANCOCK VARIABLE SERIES TRUST I

For the Year Ended December 31, 2003
--------------------------------------------------------------------------------
(000's Omitted)

INVESTMENT INCOME
      Interest ......................................................      $ 18
      Dividends .....................................................       968
                                                                        -------
Total investment income                                                     986
                                                                        -------
EXPENSES
Investment advisory fee .............................................       332
      Auditors fees .................................................         6
      Custodian fees ................................................        71
      Legal fees ....................................................         3
      Printing & mailing fees .......................................         4
      Trustees' fees ................................................         1
      Other fees ....................................................         1
                                                                        -------
Total expenses ......................................................       418
      Less expenses reimbursed ......................................       (42)
                                                                        -------
Net expenses ........................................................       376
                                                                        -------
Net investment income ...............................................       610
                                                                        -------
REALIZED AND UNREALIZED GAIN
   Net realized gain on:
      Investments ...................................................       460
      Financial futures contracts ...................................        63
   Change in unrealized appreciation on:
      Investments ...................................................    10,555
      Futures .......................................................         1
                                                                        -------
Net realized and unrealized gain ....................................    11,079
                                                                        -------
Net increase in net assets resulting from
   operations .......................................................   $11,689
                                                                        =======

See notes to financial statements.

STATEMENT OF CHANGES IN NET ASSETS
JOHN HANCOCK VARIABLE SERIES TRUST I

December 31, 2003
--------------------------------------------------------------------------------
(000's Omitted)

                                                                 Year Ended     Year Ended
                                                                December 31,   December 31,
                                                                    2003          2002
                                                                ------------   ------------
INCREASE (DECREASE) IN NET ASSETS
From operations
   Net investment income ....................................      $   610       $   581
   Net realized gain (loss) .................................          523        (6,253)
   Change in net unrealized appreciation (depreciation) .....       10,556        (3,791)
                                                                   -------       -------
      Net increase (decrease) in net assets resulting from
         operations .........................................       11,689        (9,463)
Distributions to shareholders from:
   Net investment income ....................................         (610)         (581)
   Realized gains ...........................................       (1,764)
                                                                   -------       -------
      Decrease in net assets resulting from distributions ...       (2,374)         (581)
From fund share transactions:
   Proceeds from shares sold ................................       10,099        13,044
   Distributions reinvested .................................        2,374           581
   Payment for shares redeemed ..............................       (9,519)      (23,648)
                                                                   -------       -------
      Increase (decrease) in net assets from fund share
         transactions .......................................        2,954       (10,023)
                                                                   -------       -------
NET INCREASE (DECREASE) IN NET ASSETS .......................       12,269       (20,067)

NET ASSETS
   Beginning of Period ......................................       40,765        60,832
                                                                   -------       -------
   End of Period ............................................      $53,034       $40,765
                                                                   =======       =======
Analysis of fund share transactions:
   Sold .....................................................        1,163         1,462
   Reinvested ...............................................          254            67
   Redeemed .................................................       (1,112)       (2,585)
                                                                   -------       -------
Net increase (decrease) in fund shares outstanding ..........          305        (1,056)
                                                                   =======       =======

See notes to financial statements.

FINANCIAL HIGHLIGHTS
JOHN HANCOCK VARIABLE SERIES TRUST I

--------------------------------------------------------------------------------
Selected data for each share of beneficial interest outstanding throughout the period indicated:

                                                                           Large Cap Value CORE Fund
                                                      --------------------------------------------------------------------
                                                                            Year Ended December 31,
                                                      --------------------------------------------------------------------
                                                                                                             Period from
                                                                                                             August 31, to
                                                                                                             December 31,
                                                        2003         2002          2001          2000           1999(e)
                                                      -------      -------       -------       -------       -------------
Net Assets Value at Beginning of Period ...........   $  7.95      $  9.83       $ 10.42       $ 10.16          $10.00
Income from Investment Operations:
   Net Investment Income ..........................      0.12         0.11          0.09          0.15            0.04
   Net Realized and Unrealized Gain (Loss) on
      Investments(a) ..............................      2.15        (1.88)        (0.59)         0.36            0.31
                                                      -------      -------       -------       -------          ------
   Total From Investment Operations ...............      2.27        (1.77)        (0.50)         0.51            0.35
Less Distributions:
   Distribution from Net Investment Income ........     (0.12)       (0.11)        (0.09)        (0.15)          (0.03)
   Distribution from Net Realized Gains on
      Investments .................................     (0.34)                                   (0.06)          (0.14)
   Distribution from Excess of Net Investment
      Income/Gains ................................                                              (0.03)          (0.01)
   Distribution from Capital Paid-in ..............                                              (0.01)          (0.01)
                                                      -------      -------       -------       -------          ------
   Total Distributions ............................     (0.46)       (0.11)        (0.09)        (0.25)          (0.19)
                                                      -------      -------       -------       -------          ------
Net Assets Value at End of Period .................   $  9.76      $  7.95       $  9.83       $ 10.42          $10.16
                                                      =======      =======       =======       =======          ======
Total Investment Return(b) ........................     28.86%      (18.21)%       (4.75)%        5.12%           3.58%(c)
Ratios/Supplemental Data:
   Ratio of Operating Expenses to Average Net
      Assets ......................................      0.85%(f)     0.84%(f)      0.85%(f)      0.85%(f)        0.85%(d)(f)
   Ratio of Net Investment Income to Average Net
      Assets ......................................      1.38%        1.18%         0.98%         1.54%           1.13%(d)
   Portfolio Turnover Rate ........................    105.62%       89.43%        74.91%(g)     59.15%          30.90%(c)
Net Assets End of Period (000s Omitted) ...........   $53,034      $40,765       $60,832       $18,164          $6,371

(a) The amount shown at this caption for each share outstanding throughout the year may not accord with the change in the aggregate gains and losses in the portfolio securities for the year because of the timing of the purchases and withdrawals of the shares in relation to the fluctuating market values of the portfolio.

(b) The performance does not reflect expenses and charges of the applicable separate accounts and variable products, all of which vary to a considerable extent and are described in your product's prospectus.

(c)  Not annualized.

(d)  Annualized.

(e)  Commencement of operations.

(f) Expense ratio is net of expense reimbursements. Had such reimbursements not been made the expense ratio would have been .94%, .97%, .88%, 1.09% and 1.17% for the years ended December 31, 2003, 2002, 2001, 2000 and 1999, respectively.

(g)  Excludes merger activity.

SCHEDULE OF INVESTMENTS
(JOHN HANCOCK VARIABLE SERIES TRUST I

December 31, 2003
--------------------------------------------------------------------------------
LARGE CAP VALUE CORE FUND

                                                                         Market
            Name of Issuer                                     Shares    Value
            --------------                                     ------   -------
                                                                        (000's)
COMMON STOCK

Aerospace & Defense - 0.4%
   Boeing Co. * ............................................    2,900    $  122
   Northrop Grumman Corp. ..................................    1,100       105
                                                                         ------
                                                                            227

Airlines - 0.1%
   Southwest Airlines Co. ..................................    2,600        42

Auto Components - 0.3%
   Delphi Automotive Systems Corp. * .......................   17,600       180

Automobiles - 2.8%
   Ford Motor Co. ..........................................   46,200       739
   General Motors Corp. * ..................................   14,400       769
                                                                         ------
                                                                          1,508

Banks - 14.6%
   Bank Hawaii Corp. .......................................    3,100       131
   Bank of America Corp. * .................................   20,210     1,625
   Bank One Corp. * ........................................    6,000       274
   Charter One Financial, Inc. .............................    6,100       211
   Comerica, Inc. ..........................................    4,300       241
   FleetBoston Financial Corp. .............................    5,900       258
   JP Morgan Chase & Co. ...................................   34,000     1,249
   National City Corp. * ...................................   16,100       546
   Popular, Inc. ...........................................    1,100        49
   Regions Financial Corp. .................................   12,200       454
   Silicon Valley Bancshares * .............................    6,600       238
   SouthTrust Corp. * ......................................   14,800       484
   Suntrust Banks, Inc. * ..................................    4,800       343
   UnionBanCal Corp. .......................................    2,600       150
   US Bancorp * ............................................   13,900       414
   Wachovia Corp. * ........................................   22,700     1,058
                                                                         ------
                                                                          7,725

Biotechnology - 1.5%
   Amgen, Inc. * ...........................................    6,600       408
   Genetech, Inc. * ........................................    1,600       150
   Gilead Sciences, Inc. * .................................    3,700       215
                                                                         ------
                                                                            773

Building Products - 0.2%
   York International Corp. ................................    2,700        99

Chemicals - 2.1%
   Dow Chemical Co. * ......................................   12,600       524
   Monsanto Co. ............................................   20,500       590
                                                                         ------
                                                                          1,114

Commercial Services & Supplies - 1.9%
   IMS Health, Inc. * ......................................    5,500       137
   ITT Educational Services, Inc. * ........................    4,600       216
   Republic Services, Inc. - Cl. A * .......................    4,800       123
   Waste Management, Inc. * ................................   18,500       547
                                                                         ------
                                                                          1,023

Communications Equipment - 1.3%
   Advanced Fibre Communications, Inc. * ...................    9,000    $  181
   Avaya, Inc. * ...........................................   33,900       439
   Scientific-Atlanta, Inc. * ..............................    1,800        49
                                                                         ------
                                                                            669

Computers & Peripherals - 1.8%
   Hewlett-Packard Co. * ...................................    7,242       166
   Intel Corp. .............................................   14,800       477
   International Business Machines Corp. ...................    2,500       232
   SanDisk Corp. * .........................................    1,200        73
                                                                         ------
                                                                            948

Containers & Packaging - 0.4%
   Owens-Illinois, Inc. * ..................................    7,400        88
   Sealed Air Corp. * ......................................    2,300       125
                                                                         ------
                                                                            213

Credit Card - 0.4%
   MBNA Corp. * ............................................    7,900       196

Diversified Financials - 11.0%
   AmeriCredit Corp. * .....................................    3,600        57
   CIT Group, Inc. * .......................................   15,800       568
   Citigroup, Inc. * .......................................   40,300     1,956
   Doral Financial Corp. ...................................   10,350       334
   Friedman Billings Ramsey Group - Cl. A ..................   22,300       515
   Lehman Brothers Holdings, Inc. ..........................    4,600       355
   Merrill Lynch & Co., Inc. * .............................    3,300       194
   Moody's Corp. * .........................................    8,500       515
   Morgan Stanley, Dean Witter, Discover & Co. .............      900        52
   Nationwide Financial Services - Cl. A ...................    2,200        73
   Nuveen Investments, Inc. - Cl. A ........................    3,800       101
   Washington Mutual, Inc. * ...............................   13,700       550
   Wells Fargo & Co. * .....................................    9,500       559
                                                                         ------
                                                                          5,829

Diversified Telecommunication Services - 5.5%
   BellSouth Corp. .........................................   34,800       985
   CenturyTel, Inc. ........................................    5,000       163
   SBC Communications, Inc. * ..............................   26,400       688
   Sprint Corp. * ..........................................   41,300       678
   Verizon Communications * ................................   12,000       421
                                                                         ------
                                                                          2,935

Electric Utilities - 4.1%
   Constellation Energy Group, Inc. * ......................    6,700       263
   Edison International * ..................................   26,600       583
   Entergy Corp. * .........................................   10,500       600
   Exelon Corp. * ..........................................    8,900       591
   FPL Group, Inc. .........................................      800        52
   PPL Corp. ...............................................    1,400        61
                                                                         ------
                                                                          2,150

JOHN HANCOCK VARIABLE SERIES TRUST I

December 31, 2003
--------------------------------------------------------------------------------
LARGE CAP VALUE CORE FUND

                                                                         Market
                     Name of Issuer                            Shares    Value
                     --------------                            ------   -------
                                                                        (000's)
COMMON STOCK - Continued

Electric/Gas - 0.4%
   Northeast Utilities .....................................   11,600    $  234

Electronic Equipment & Instruments - 1.5%
   Agilent Technologies, Inc. * ............................    2,400        70
   Avnet, Inc. .............................................   11,400       247
   Harman International Industries, Inc. * .................      800        59
   Ingram Micro, Inc. - Cl. A * ............................    5,000        80
   Sanmina Corp. * .........................................   26,800       338
                                                                         ------
                                                                            794

Energy Equipment & Services - 1.2%
   Halliburton Co. * .......................................    5,500       143
   Transocean Sedco Forex, Inc. * ..........................   21,100       507
                                                                         ------
                                                                            650

Finance - 0.2%
   A.G. Edwards, Inc. * ....................................    2,400        87

Food & Drug Retailing - 0.5%
   CVS Corp ................................................    2,000        72
   Sysco Corp. * ...........................................    4,700       175
                                                                         ------
                                                                            247

Food Products - 3.2%
   Archer Daniels Midland Co. * ............................   38,800       590
   Kraft Foods, Inc. - Cl. A ...............................   18,500       596
   Tyson Foods, Inc. - Cl. A ...............................   36,900       489
                                                                         ------
                                                                          1,675

Health Care Equipment & Supplies - 1.5%
   Guidant Corp ............................................    4,400       265
   Zimmer Holdings, Inc. * .................................    7,400       521
                                                                         ------
                                                                            786
Health Care Providers & Services - 0.4%
   Humana, Inc. * ..........................................    8,900       203

Household Products - 0.8%
   Procter & Gamble Co. * ..................................    4,300       430

Insurance - 6.5%
   American International Group, Inc. * ....................    3,115       207
   American National Insurance Co ..........................    1,100        93
   Chubb Corp. * ...........................................    4,500       307
   Loews Corp. * ...........................................    5,100       252
   MBIA, Inc. * ............................................    9,900       586
   Metlife, Inc. * .........................................   16,700       562
   Principal Financial Group. * ............................   17,600       582
   Prudential Financial, Inc. * ............................   17,700       739
   Travelers Property Casualty Corp. - Cl. B ...............    8,428       143
                                                                         ------
                                                                          3,471

IT Consulting & Services - 1.3%
   Accenture, Ltd. - Cl. A * ...............................   19,600       516
   Computer Sciences Corp. * ...............................    4,000       177
                                                                         ------
                                                                            693
Machinery - 0.3%
   AGCO Corp ...............................................    3,200    $   65
   Caterpillar, Inc. * .....................................    1,000        83
                                                                         ------
                                                                            148

Marine - 0.1%
   Overseas Shipholding Group, Inc .........................    1,700        58

Media - 7.5%
   Comcast Corp. - Cl. A ...................................   11,763       386
   Cox Radio, Inc. - Cl. A * ...............................   11,300       285
   Fox Entertainment Group, Inc. - Cl. A * .................   18,800       548
   Hearst-Argyle Television, Inc. * ........................   15,100       416
   Panamsat Corp. * ........................................    5,700       123
   The Walt Disney Co. * ...................................    5,000       117
   Time Warner, Inc. * .....................................   63,300     1,139
   Viacom, Inc. - Cl. B * ..................................   21,200       941
                                                                         ------
                                                                          3,955

Metals & Mining - 0.4%
   Carpenter Technology Corp. * ............................    3,000        89
   Freeport-McMoran Copper & Gold, Inc. - Cl. B ............    3,000       126
                                                                         ------
                                                                            215

Multiline Retail - 1.6%
   Federated Department Stores, Inc. * .....................    3,500       165
   Saks, Inc. * ............................................   26,900       404
   Sears, Roebuck & Co. * ..................................    6,700       305
                                                                         ------
                                                                            874

Oil & Gas - 10.1%
   Anadarko Petroleum Corp. * ..............................    4,100       209
   Burlington Resources, Inc. * ............................    1,500        83
   ChevronTexaco Corp. * ...................................    4,435       383
   Devon Energy Corp. * ....................................    6,100       349
   Exxon Mobil Corp. * .....................................   54,200     2,222
   Marathon Oil Corp. * ....................................   18,900       625
   Occidental Petroleum Corp. * ............................    8,900       376
   Sunoco, Inc. * ..........................................   10,800       553
   Valero Energy Corp ......................................   12,400       575
                                                                         ------
                                                                          5,375

Paper & Forest Products - 1.3%
   Boise Cascade Corp. * ...................................   13,700       450
   Georgia-Pacific Corp. * .................................    7,300       224
                                                                         ------
                                                                            674

Personal Products - 1.7%
   Avon Products, Inc ......................................    6,100       412
   Gillette Co .............................................   13,600       499
                                                                         ------
                                                                            911
Pharmaceuticals - 1.5%
   American Pharmaceutical Partners, Inc * .................    8,600       289
   Endo Pharmaceuticals Holdings * .........................   11,200       216

JOHN HANCOCK VARIABLE SERIES TRUST I

December 31, 2003
--------------------------------------------------------------------------------
LARGE CAP VALUE CORE FUND

                                                                         Market
            Name of Issuer                                     Shares    Value
            --------------                                     ------   -------
                                                                        (000's)
COMMON STOCK - Continued

Pharmaceuticals - Continued
   Johnson & Johnson .......................................    3,900   $   201
   Medco Health Solutions, Inc. * ..........................      470        16
   Merck & Co., Inc. * .....................................    1,100        51
                                                                        -------
                                                                            773

Real Estate Investment Trust - 2.0%
   Equity Office Properties Trust * ........................   22,000       630
   HRPT Properties Trust ...................................   16,000       161
   Mack-Cali Realty LP * ...................................    6,500       271
                                                                        -------
                                                                          1,062

Real Estate Operations - 0.5%
   LNR Property Corp .......................................    5,400       267

Road & Rail - 0.5%
   Union Pacific Corp ......................................    4,200       292

Semiconductor Equipment & Products - 0.2%
   LSI Logic Corp. * .......................................    9,500        84

Software - 1.4%
   Adobe Systems, Inc ......................................   12,200       480
   BMC Software, Inc. * ....................................    8,800       164
   Computer Associates International, Inc ..................    2,600        71
   Jack Henry & Associates, Inc ............................    2,500        51
                                                                        -------
                                                                            766

Specialty Retail - 1.4%
   AutoNation, Inc. * ......................................   25,200       463
   Blockbuster, Inc. - Cl. A ...............................    3,100        56
   Staples, Inc. * .........................................    8,300       226
                                                                        -------
                                                                            745

Textiles & Apparel - 0.6%
   Coach, Inc. * ...........................................    8,600       325

Tobacco - 0.9%
   Altria Group, Inc .......................................    5,700       310
   R.J. Reynolds Tobacco Holdings, Inc .....................    3,300       192
                                                                        -------
                                                                            502

U.S. Government Agencies - 0.2%
   Federal Home Loan Mortgage Corp .........................    1,500        88

Wireless Telecommunications Services - 1.2%
   AT&T Wireless Group * ...................................   36,400       291
   United States Cellular Corp. * ..........................   10,100       358
                                                                        -------
                                                                            649
                                                                        -------
      TOTAL COMMON STOCK- ..................................     99.3%   52,664

                                                                Par      Market
                    Name of Issuer                             Value     Value
                    --------------                            -------   -------
                                                              (000's)   (000's)
SHORT-TERM INVESTMENTS - 0.6%
   Investment in joint repurchase agreement
      with Goldman Sachs % Co., 0.995% due
      01/02/04 ............................................    $  300   $   300
                                                               ------   -------
         TOTAL INVESTMENTS- ...............................      99.9%   52,964
      Cash and Receivables, less payables- ................       0.1%       70
                                                               ------   -------
            NET ASSETS- ...................................     100.0%  $53,034
                                                               ======   =======

*    Non-income producing security.

See notes to financial statements.

NOTES TO FINANCIAL STATEMENTS
JOHN HANCOCK VARIABLE SERIES TRUST I

December 31, 2003
--------------------------------------------------------------------------------
(000's Omitted)

NOTE A--ORGANIZATION

     John Hancock Large Cap Value CORE Fund (the "Fund") is a diversified series of John Hancock Variable Series Trust I (the "Trust"), an open-end investment management company registered under the Investment Company Act of 1940. The Trust is organized as a Massachusetts business trust and consists of thirty different funds as of December 31, 2003. The results of this Fund are included in this report. The results of the other Funds in the Trust are presented under separate cover. The Trust may add or delete Funds in the future to accommodate various investment objectives. The Trust has issued shares of beneficial interest exclusively to John Hancock Variable Life Account U ("JHVLAU"), John Hancock Variable Life Account V ("JHVLAV"), John Hancock Variable Life Account S ("JHVLAS"), and John Hancock Variable Annuity Account I ("JHVAAI") to fund policies and contracts issued by the John Hancock Variable Life Insurance Company ("JHVLICO"), and to John Hancock Variable Annuity Account U ("JHVAAU"), John Hancock Variable Annuity Account V ("JHVAAV"), John Hancock Variable Life Account UV ("JHVLAUV"), John Hancock Variable Annuity Account H ("JHVAAH"), and John Hancock Variable Annuity Account JF ("JHVAAJF") to fund contracts and policies issued by John Hancock Life Insurance Company ("John Hancock" or "JHLICO"), to John Hancock Variable Life Account PPM-1 ("PPM-1"), and to John Hancock Variable Life Account PPM-2 ("PPM-2").

NOTE B--ACCOUNTING POLICIES

     Valuation of investments: Common stocks and other such securities traded on national exchanges are normally valued on the basis of closing prices. Securities traded in the over-the-counter market and securities with no sales on the day of valuation are normally valued at their last available bid price.

     Short-term investments, with a maturity not to exceed 60 days, are valued at amortized cost, which approximates market value.

     Investment securities for which no current market quotations are readily available, including certain foreign securities, when held by the Fund, are valued at fair value as determined in good faith by the Board of Trustees. Investment security transactions are recorded on the date of purchase or sale.

     Repurchase agreements: The Fund may enter into repurchase agreements which are contracts under which the Fund would acquire a security for a relatively short period (usually not more than 7 days) subject to the obligation of the seller to repurchase and the Fund to resell such security at a fixed time and price (representing the Fund's cost plus interest). The Fund will enter into repurchase agreements only with member banks of the Federal Reserve System and with "primary dealers" in United States Government Securities. The underlying securities, which represent the collateral of the agreement, must be marked to market daily to ensure that each repurchase agreement is fully collateralized at all times. The Fund will not invest more than 10% of its net assets in repurchase agreements maturing in more than 7 days.

     Joint repurchase agreements: The Fund, along with other registered investment companies having a management contract with Goldman Sachs Asset Management (GSAM), may participate in a joint repurchase agreement pursuant to an exemptive order issued by the Securities and Exchange Commission. Aggregate cash balances are invested in one or more repurchase agreements, whose underlying securities are obligations of the U.S. Government and/or its agencies. The Fund's custodian bank receives delivery of the underlying securities for the joint repurchase agreement on the Fund's behalf. GSAM is responsible for ensuring that the agreement is fully collateralized at all times.

     Expenses: Expenses directly attributable to the Fund are charged to the Fund. Expenses not directly attributed to the Fund are allocated on the basis of relative net assets of the Fund.

     Bank borrowings: The Fund is permitted to have bank borrowings for temporary or emergency purposes, including the meeting of redemption requests that otherwise might require the untimely disposition of securities. The Fund has entered into syndicated line of credit agreements with State Street Bank and Trust Company ("SSBT"), the

JOHN HANCOCK VARIABLE SERIES TRUST I

December 31, 2003
--------------------------------------------------------------------------------
(000's Omitted)

NOTE B--ACCOUNTING POLICIES--Continued

Trust's record keeper and custodian and the Bank of New York. These agreements enable the Fund to participate in an unsecured line of credit, which permits borrowings up to $125 and $75 million, respectively. Interest is charged to the Fund, based on its borrowing. In addition, a commitment fee is charged to the Fund based on the average daily unused portion of the line of credit and is allocated among the participating Funds in the Trust. Interest expense paid under the line of credit is included under the caption "Other fees" in the Statement of Operations.

     The Fund had borrowings under the line of credit during the year ended December 31, 2003 as follows:

 Average Daily Loan Balance
During the Period for which   Weighted Average
   Loans were Outstanding       Interest Rate    Interest Expense
---------------------------   ----------------   ----------------
           $63                      1.76%               $--

     Financial futures contracts: The Fund may buy and sell financial futures contracts to hedge against the effects of fluctuations in interest rates and other market conditions. At the time the Fund enters into a financial futures contract, it will be required to deposit with its custodian a specified amount of cash or U.S. government securities, known as "initial margin". Each day, the futures contract is valued at the official settlement price of the Chicago Board of Trade or U.S. commodities exchange. Daily adjustments, called variation margin, arising from this "mark to market", are recorded by the Fund as unrealized gains or losses.

     When the contracts are closed, the Fund recognizes a gain or a loss. Risks of entering into futures contracts include the possibility that there may be an illiquid market and/or that a change in the value of the contract may not correlate with changes in the value of the underlying securities. In addition, the Fund could be prevented from opening or realizing the benefits of closing out futures positions because of position limits or limits on daily price fluctuations imposed by an exchange. At December 31, 2003, open financial futures contracts for the Fund were as follows:

                                Open                                   Unrealized
                             Contracts   Position   Expiration Month      Gain
                             ---------   --------   ----------------   ----------
S&P Mini 500 Index Futures       6         Long         March 04           $1
                                                                           --
                                                                           $1
                                                                           ==

     At December 31, 2003, the Fund had deposited $40 in segregated accounts to cover initial margin requirements on open financial futures contracts.

     Forward foreign currency contracts: The Fund may use forward foreign currency contracts to facilitate transactions in foreign securities and to manage the Fund's currency exposure. Contracts to buy generally are used to acquire exposure to foreign currencies, while contracts to sell are used to hedge the Fund's investments against currency fluctuations. Neither type of forward foreign currency transaction will eliminate fluctuations in the prices of the Fund's securities or prevent loss if the price of such securities should decline. The U.S. dollar value of a forward foreign currency contract is determined using forward exchange rates supplied by a quotation service. Realized gain (loss) on the purchases and sales of forward foreign currency contracts is recognized on settlement date. At December 31, 2003, the Fund had no open forward foreign currency contracts.

JOHN HANCOCK VARIABLE SERIES TRUST I

December 31, 2003
--------------------------------------------------------------------------------
(000's Omitted)

NOTE B--ACCOUNTING POLICIES--Continued

     Federal income taxes: The Fund intends to comply with the requirements of Subchapter M of the Internal Revenue Code applicable to regulated investment companies and to distribute substantially all of its taxable income to shareholders. Therefore, no federal income tax provision is required.

     As of December 31, 2003, the Fund had approximate net tax basis capital loss carryforwards, which may be applied against any net taxable gains, as follows: $491, $5,508 and $616 which expire in 2009, 2010 and 2011, respectively.

     In addition, from the period November 1, 2003 through December 31, 2003, the Fund incurred no net realized capital losses.

     Dividends, Interest and Distributions: Dividend income is recorded on the ex-dividend date and interest income is recorded on the accrual basis. Realized gains and losses from security transactions are determined on the basis of identified cost.

     Dividends of net investment income will be declared and distributed monthly by the Fund. The Fund will distribute all of its net realized capital gains annually, at the end of its fiscal year.

     Estimates: The preparation of the financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

NOTE C--INVESTMENT ADVISORY AGREEMENT AND OTHER TRANSACTIONS WITH AFFILIATES

     On February 5, 2003, the Board of Trustees of the Trust renewed its Investment Advisory Agreement with John Hancock. For its services, John Hancock receives monthly compensation at the following rate on an annual basis of the Fund's net assets:

                         Between
                    $50 Million and    Excess Over
First $50 Million     $200 Million    $200 Million
-----------------   ---------------   ------------
      0.75%               0.65%           0.60%

     In the event that normal operating expenses of the Fund, exclusive of investment advisory fees, taxes, interest, brokerage commissions and extraordinary expenses, shall exceed 0.10% of the Fund's daily net asset value, John Hancock and JHVLICO will reimburse the Fund for such excess. Accordingly, for the year ended December 31, 2003, the reimbursements paid from John Hancock and JHVLICO were $42 to the Fund.

     John Hancock has entered into a Sub-Advisory Agreement with Goldman Sachs Asset Management, with respect to the Fund. Goldman Sachs Asset Management is an affiliate of John Hancock, and under its supervision, is responsible for the day-to-day investment management of the Fund.

     Signator Investors, Inc., a wholly owned subsidiary of John Hancock is the principal underwriter and transfer agent

JOHN HANCOCK VARIABLE SERIES TRUST I

December 31, 2003
--------------------------------------------------------------------------------
(000's Omitted)

NOTE C--INVESTMENT ADVISORY AGREEMENT AND OTHER TRANSACTIONS WITH
AFFILIATES--Continued

of the Trust. Certain officers and trustees of the Trust are officers and directors of JHVLICO, JHVLAU, JHVLAV, JHVLAS, JHVAAI, JHVLAUV, JHVAAV, JHVAAU, JHVAAH, JHVAAJF, PPM-1, and PPM-2, and some are also officers of John Hancock. Fees for independent trustees are paid by the Trust.

NOTE D--INVESTMENT TRANSACTIONS

     Purchases and proceeds from sales and maturities of investments, excluding short-term securities and obligations of the U.S. government, for the Fund for the year ended December 31, 2003 were as follows:

Purchases   Sales and Maturities
---------   --------------------
 $47,523           $46,518

     The identified cost of investments owned by the Fund (including earned discount on corporate short-term notes, and commercial paper) and their respective gross unrealized appreciation and depreciation for Federal income tax purposes at December 31, 2003 were as follows:

Identified    Unrealized     Unrealized    Net Unrealized
   Cost      Appreciation   Depreciation    Appreciation
----------   ------------   ------------   --------------
 $47,104        $6,662         $(802)          $5,860

     Distribution of Income and Gains: Distributions of net investment income, if any, are made at least annually. Net realized gains from investment transactions, in excess of available capital loss carryforwards, would be taxable to the Fund if not distributed, and, therefore, will be distributed to shareholders at least annually. Earnings and profits distributed to shareholders on redemption of fund shares may be utilized by the Fund, to the extent permissible, as part of the Fund's dividends-paid deduction on its federal income tax returns.

     The timing and characterization of certain income and capital gains distributions are determined annually in accordance with federal tax regulations. As a result, net investment income (loss) and net realized gain
(loss) on investment transactions for a reporting period may differ significantly from distributions during such period. These differences primarily relate to certain securities sold at a loss. Additionally, as a result, net investment income (loss) and net realized gain (loss) or investment transactions for a reporting period may differ significantly from distributions during such period. Accordingly, the Fund may periodically make reclassifications among certain of its capital accounts without impacting the net asset value of the Fund.

     At December 31, 2003, the Fund's components of distributable earnings on a tax basis were as follows:

Undistributed   Undistributed
  Ordinary      Net Long-Term    Capital Loss   Net Unrealized
   Income        Capital Gain   Carryforwards    Appreciation
-------------   -------------   -------------   --------------
     $--             $--            $6,615          $5,860

JOHN HANCOCK VARIABLE SERIES TRUST I

December 31, 2003
--------------------------------------------------------------------------------
(000's Omitted)

NOTE D--INVESTMENT TRANSACTIONS--Continued

     In addition, the tax character of distributions paid by the Fund are summarized as follows:

       Distributions from     Distributions from
Year     Ordinary Income    Long-Term Capital Gain   Return of Capital
----   ------------------   ----------------------   -----------------
2003          $593                    $--                  $1,781
2002           581                     --                      --

NOTE E--BOARD OF TRUSTEES AND OFFICERS OF THE TRUST (UNAUDITED)

     The Board of Trustees of the Trust is responsible for overall management of the Trust. The Board may exercise all powers of the Trust, except those powers which are conferred solely upon or reserved to the shareholders. The Trust's Statement of Additional Information (SAI) includes additional information about the Trustees and is available without charge, upon request, by calling toll-free at 1-800-576-2227.

     The following table provides information about the members of the Board of Trustees and the officers of the Trust:

                             Disinterested Trustees

                                      Positions Held             Principal Occupation(s)
Name, Address and Age                   With Trust               During Past Five Years
--------------------------------   --------------------   -----------------------------------
Elizabeth G. Cook (age 66)               Trustee          Expressive Arts Therapist, Dana-
c/o John Hancock Variable Series                          Farber Cancer Institute; President,
Trust I                                                   The Advertising Club of Greater
John Hancock Place                                        Boston
Boston, Massachusetts 02117

Diane C. Kessler (age 57)                Trustee          Executive Director, Massachusetts
c/o John Hancock Variable Series                          Council of Churches
Trust I
John Hancock Place
Boston, Massachusetts 02117

Robert Verdonck (age 58)                 Trustee          President and Chief
c/o John Hancock Variable Series                          Executive Officer, East Boston
Trust I                                                   Savings Bank
John Hancock Place
Boston, Massachusetts 02117

Hassell H. McClellan (age 58)            Trustee          Associate Professor and Graduate
c/o John Hancock Variable Series                          Dean, The Graduate School of the
Trust I                                                   Wallace G. Carroll School of
John Hancock Place                                        Management, Boston College
Boston, Massachusetts 02117

JOHN HANCOCK VARIABLE SERIES TRUST I

December 31, 2003
--------------------------------------------------------------------------------

NOTE E--BOARD OF TRUSTEES AND OFFICERS OF THE TRUST (UNAUDITED)--Continued

          Trustees Affiliated with the Trust and Officers of the Trust

                                      Positions Held             Principal Occupation(s)
Name, Address and Age                   With Trust               During Past Five Years
--------------------------------   --------------------   -----------------------------------
Michele G. Van Leer* (age 46)      Chairman and Trustee   Senior Vice President, Product
John Hancock Place                                        Management, John Hancock Life
Boston, Massachusetts 02117                               Insurance Company; Vice Chairman,
                                                          President & Director, John Hancock
                                                          Variable Life Insurance Company

Kathleen F. Driscoll* (age 47)        Vice Chairman,      Senior Vice President, Signator
John Hancock Place                    President and       Brokerage, John Hancock Life
Boston, Massachusetts 02117              Trustee          Insurance Company; Vice President
                                                          Corporate Communications, John
                                                          Hancock Life Insurance Company

Jude A. Curtis (age 45)             Compliance Officer    Vice President and Chief Investment
John Hancock Place                                        Compliance Officer, John Hancock
Boston, Massachusetts 02117                               Life Insurance Company; formerly
                                                          Second Vice President and Counsel,
                                                          Office of Business Conduct; John
                                                          Hancock Life Insurance Company;
                                                          formerly a Partner at Hale and Dorr
                                                          LLP (law firm)

Janet Wang (age 35)                Assistant Compliance   Compliance Specialist, John
John Hancock Place                        Officer         Hancock Life Insurance Company
Boston, Massachusetts 02117

Raymond F. Skiba (age 58)                Treasurer        Director of Fund Operations, John
John Hancock Place                                        Hancock Life Insurance Company
Boston, Massachusetts 02117

Gladys C. Millan (age 57)           Assistant Treasurer   Manager of Fund Operations, John
John Hancock Place                                        Hancock Life Insurance Company
Boston, Massachusetts 02117

JOHN HANCOCK VARIABLE SERIES TRUST I

December 31, 2003
--------------------------------------------------------------------------------

NOTE E--BOARD OF TRUSTEES AND OFFICERS OF THE TRUST (UNAUDITED)--Continued

     Trustee Affiliated with the Trust and Officers of the Trust--Continued

                                      Positions Held             Principal Occupation(s)
Name, Address and Age                   With Trust               During Past Five Years
--------------------------------   --------------------   ------------------------------------
Karen Q. Visconti (age 50)              Secretary         Director, Product & Market
John Hancock Place                                        Management, John Hancock Life
Boston, Massachusetts 02117                               Insurance Company

Arnold R. Bergman (age 53)          Assistant Secretary   Senior Counsel, Law Department,
John Hancock Place                                        John Hancock Life Insurance
Boston, Massachusetts 02117                               company; formerly Vice President,
                                                          General Counsel and Secretary, First
                                                          Variable Life Insurance Company

     *Trustee who is an "interested person" as defined in the 1940 Act, due to her position with John Hancock Life Insurance Company (or its affiliates), the ultimate controlling parent of the investment advisor.

     Because the Trust does not hold regular annual shareholders meetings, each Trustee holds office for an indefinite term until his successor is duly elected and qualified or until he dies, retires, resigns, is removed or becomes disqualified. None of the Trustees is a director of other complexes except noted above.

                REPORT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

To the Contractowners, Policyholders, and
Board of Trustees of
John Hancock Variable Series Trust I

     We have audited the accompanying statement of assets and liabilities, including the schedule of investments, of the Large Cap Value CORE Fund (a portfolio included in the series of John Hancock Variable Series Trust I {the "Trust"}) as of December 31, 2003, and the related statement of operations for the year then ended, the statements of changes in net assets for each of the two years in the period then ended, and the financial highlights for each of the periods indicated therein. These financial statements and financial highlights are the responsibility of the Trust's management. Our responsibility is to express an opinion on these financial statements and financial highlights based on our audit.

     We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and financial highlights are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. Our procedures included confirmation of securities owned as of December 31, 2003, by correspondence with the custodian. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the financial statements and financial highlights referred to above present fairly, in all material respects, the financial position of the Large Cap Value CORE Fund of John Hancock Variable Series Trust I at December 31, 2003, the results of its operations for the year then ended, the changes in its net assets for each of the two years in the period then ended, and the financial highlights for each of the periods indicated, in conformity with accounting principles generally accepted in the United States.


                                        /s/ Ernst & Young LLP

Boston, Massachusetts
February 6, 2004

       Officers and Trustees                      Investment Adviser

        Michele G. Van Leer,               John Hancock Life Insurance Company
  Chairman of the Board of Trustees              John Hancock Place
        Kathleen F. Driscoll,                      P.O. Box 111
    President and Vice Chairman                  Boston, MA 02117
        of the Board of Trustees
      Elizabeth G. Cook, Trustee
  Reverend Diane C. Kessler, Trustee
     Hassell H. McClellan, Trustee                Independent Auditors
      Robert F. Verdonck, Trustee                  Ernst & Young LLP
     Karen Q. Visconti, Secretary                 200 Clarendon Street
 Arnold R. Bergman, Assistant Secretary              Boston, MA 02116
     Raymond F. Skiba, Treasurer
 Gladys C. Millan, Assistant Treasurer
 Ronald J. Bocage, Chief Legal Officer
   Jude A. Curtis, Compliance Officer
Janet Wang, Assistant Compliance Officer

                             Sub-Investment Advisers

    Capital Guardian Trust Company          Pacific Investment Management Company LLC
         Los Angeles, CA 90071                       Newport Beach, CA 92660

  Declaration Management & Research LLC                RREEF America LLC
            McLean, VA 22102                               Chicago, IL 60611

 Fidelity Management & Research Company            SSgA Funds Management, Inc.
           Boston, MA 02109                             Boston, MA 02110

   Goldman Sachs Asset Management, LP                 Standish Mellon Asset
           New York, NY 10005                        Management Company LLC
                                                       Pittsburgh, PA 15258

      Independence Investment LLC                 T. Rowe Price Associates, Inc.
            Boston, MA 02109                          Baltimore, MD 21202

      John Hancock Advisers, LLC                T. Rowe Price International, Inc.
           Boston, MA 02199                           Baltimore, MD 21202

Morgan Stanley Investment Management Inc.       Wellington Management Company, LLP
           New York, NY 10020                           Boston, MA 02109


The John Hancock Variable Series Trust I consists of funds used as investment options for various John Hancock variable life and variable annuity contracts. Investors are not able to invest directly in the John Hancock Variable Series Trust I.

If the total investment return for any fund for any given year appears unusually high, the return may be attributable to unusually favorable market conditions which will probably not be sustainable. For instance, a high total investment return may reflect participation in IPOs, "hot" industries (e.g., internet-related companies), private placements, and/or leveraging investment techniques during the period indicated. There is no assurance that any of those methods, or any other investment technique will continue to have the same impact on the fund's total investment returns.

All of the funds (except bond funds and equity index funds) may participate in initial public offerings (IPOs). Under certain market conditions, such participation could significantly improve a fund's total investment return. There is no assurance that such market conditions will continue and provide the same favorable impact on future investment returns.

Please refer to the prospectus for your product for additional information about the investment options available. Variable life insurance and variable annuities are sold by prospectus. These reports may be used as sales literature when preceeded or accompanied by the funds' prospectus, which detail charges, investment objectives, and operating policies.

Insurance products are issued by John Hancock Life Insurance Company, or John Hancock Variable Life Insurance Company* (*not licensed in New York), Boston, MA 02117. Securities products are distributed by Signator Investors, Inc., Member NASD, SIPC, 197 Clarendon Street, Boston, MA 02116.

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